UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

THE OLB GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39435	12-4188568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Avenue of the Americas, 4th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2026, The OLB Group, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to sell and issue, in a private placement offering, (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,857,142 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) and (ii) common warrants (the “Warrants”) to purchase up to 3,571,428 shares of Common Stock (the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”), at a combined purchase price per Pre-Funded Warrant and accompanying Warrants of $1.05 (inclusive of the exercise price of $0.0001 to be paid upon exercise of each Pre-Funded Warrant) (the “Offering”).

The Pre-Funded Warrants are immediately exercisable, will expire upon exercise in full of all Pre-Funded Warrants and have an exercise price of $0.0001. The Warrants will be exercisable upon the Effective Date (as defined in the Purchase Agreement), will expire on the five-year anniversary of the Effective Date (as defined in the Purchase Agreement), and have an exercise price of $0.92 per share. The aggregate gross proceeds to the Company from the Offering were approximately $3.0 million, before deducting placement agent fees and other offering expenses. The Offering closed on February 19, 2026.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company and the Purchaser, customary conditions to closing, and customary indemnification obligations of the Company. Pursuant to the terms of the Purchase Agreement, until forty-five (45) days after the Closing Date (as defined in the Purchase Agreement), subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement). The Company, subject to certain exceptions, also may not effect or enter into an agreement to effect an issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), or a combination of units thereof, involving a Variable Rate Transaction (as defined in the Purchase Agreement) until six (6) months following the Effective Date; provided however, that after forty-five (45) days after the Effective Date, the entry into and/or issuance of shares of Common Stock in an “at the market” offering shall not be deemed a Variable Rate Transaction.

In addition, pursuant to the Purchase Agreement, the Company agreed to reduce the exercise price to $0.92 and extend the term for three years until February 19, 2029 of certain outstanding warrants issued to the Purchaser on August 23, 2021 and November 8, 2021.

In connection with the Purchase Agreement, on February 18, 2026, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser. Pursuant to the Registration Rights Agreement, the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register the Pre-Funded Warrant Shares and Warrant Shares for resale. The Company agreed to file the Registration Statement within 15 calendar days following the Company’s filing of its Annual Report on Form 10-K, and to have such Registration Statement declared effective within 30 days following the filing date (or, in the event of a “full review” by the SEC, within 60 calendar days following the filing date. The Company will be obligated to pay liquidated damages to the Purchaser if the Company fails to file the Registration Statement when required or fails to cause the Registration Statement to be declared effective by the SEC when required.

The Pre-Funded Warrants, Warrants, Pre-Funded Warrant Shares and Warrant Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

D. Boral Capital LLC (“D. Boral”) acted as exclusive placement agent in connection with the Offering pursuant to that certain placement agency agreement, dated February 18, 2026 (the “Placement Agency Agreement”), by and between the Company and D. Boral. Pursuant to the Placement Agency Agreement, D. Boral received a cash fee of 6.0% of the aggregate gross proceeds paid to the Company for the securities sold in the Offering and reimbursement of certain out-of-pocket expenses of $50,000. The Placement Agency Agreement contains customary representations, warranties and agreements of the parties, and customary indemnification obligations of the Company.

The foregoing summary of the Warrant, Pre-Funded Warrant, Purchase Agreement, and Placement Agency Agreement, and Registration Rights Agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of Warrant, form of Pre-Funded Warrant, form of Purchase Agreement, Placement Agency Agreement and form of Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Placement Agency Agreement were made solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Accordingly, such agreements are incorporated herein by reference only to provide investors with information regarding the terms of such agreements, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Pre-Funded Warrants and Warrants is hereby incorporated by reference into this Item 3.02. The Pre-Funded Warrants, Warrants, Pre-Funded Warrant Shares and Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing the pricing of the Offering on February 18, 2026. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant.
10.1	Form of Securities Purchase Agreement, dated February 18, 2026.
10.2	Placement Agency Agreement, dated February 18, 2026, by and between The OLB Group, Inc. and D. Boral Capital LLC.
10.3	Form of Registration Rights Agreement, dated February 18, 2026.
99.1	Press Release, dated February 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2026

By:	/s/ Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

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